Exhibit 3.18

Corporations Section P.O. Box 13697 Austin, Texas 78711-3697	[SEAL]	Nandita Berry Secretary of State

Office of the Secretary of State

The undersigned, as Secretary of State of Texas, does hereby certify that the attached is a true and correct copy of each document on file in this office as described below:

First Cash Credit Management, L.L.C.

Filing Number: 800505710

Articles of Organization	June 14, 2005

In testimony whereof, I have hereunto signed my name

officially and caused to be impressed hereon the Seal of

State at my office in Austin, Texas on March 17, 2014.

[SEAL]	/S/ NANDITA BERRY
Nandita Berry Secretary of State

Phone: (512) 463-5555 Prepared by: SOS-WEB	Come visit us on the internet at http://www.sos.state.tx.us/ Fax: (512) 463-5709 TID: 10266	Dial: 7-1-1 for Relay Services Document: 534138920005

FILED In the Office of the Secretary of State of Texas JUN 14 2005 Corporations Section

ARTICLES OF ORGANIZATION

OF

FIRST CASH CREDIT MANAGEMENT, L.L.C.

The undersigned natural person of the age of eighteen years or more, acting as the organizer of a limited liability company under the Texas Limited Liability Company Act, does hereby adopt the following Articles of Organization for First Cash Credit Management, L.L.C. (the “Company”).

1. Name. The name of the Company is First Cash Credit Management, L.L.C.

2. Duration. The period of its duration is perpetual.

3. Purposes. The Company is being organized under the Texas Limited Liability Company Act for the purpose of carrying out any lawful purpose or purposes.

4. Interests. The membership interests of the Company will have identical rights and privileges in every respect.

5. Commencement of Business. The Company will not commence business until it has received for the issuance of its membership interests consideration having a minimum value of one thousand dollars ($1,000.00).

6. No Preemptive Rights. No member or other person may have any preemptive rights.

7. Special Provisions Permitted to be Set Forth in Articles of Organization.

A. Interested Managers and Officers.

(1) If paragraph (2) below is satisfied, no contract or transaction between the Company and any of its managers or officers (or any other corporation, partnership, association or other organization in which any of them directly or indirectly have a financial interest) shall be void or voidable solely because of this relationship or because of the presence or participation of such manager or officer at the meeting of the board or committee authorizing such contract or other transaction, or because such person’s votes are counted for such purpose.

(2) Paragraph (1) above will apply only if:

(a) The contract or transaction is fair to the Company as of the time it is authorized or ratified by the Board of Managers, a committee of the board, or the members; or

(b) The material facts as to the relationship or interest of each such manager or officer as to the contract or transaction are known or disclosed: (i) to the members entitled to vote thereon and they nevertheless in good faith authorize or ratify the contract or transaction by a majority of the membership interests present, each such interested person to be counted for quorum and voting purposes; or (ii) to the Board of Managers and it nevertheless in good faith authorizes or ratifies the contract or transaction by a majority of the disinterested managers present, each such interested manager to be counted in determining whether a quorum is present but not in calculating the majority necessary to carry the vote.

(3) The provisions contained in paragraphs (1) and (2) above may not be construed to invalidate a contract or transaction which would be valid in the absence of such provisions.

B. Limitation of Liability. No manager of the Company shall be personally liable to the Company or its members for monetary damages for an act or omission in the manager’s capacity as a manager, except that this paragraph does not eliminate or limit the liability of a manager for (1) breach of a manager’s duty of loyalty to the Company, (2) an act or omission not in good faith or that involves intentional misconduct or a knowing violation of the law, (3) a transaction from which a manager received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the manager’s office, (4) an act or omission for which the liability of a manager is expressly provided for by statute, or (5) an act related to an unlawful Company distribution. Neither the amendment nor repeal of this paragraph shall eliminate or reduce the effect of this paragraph in respect of any matter occurring, or any cause of action, suit or claim that, but for this paragraph, would accrue or arise, prior to such amendment or repeal. If the Texas Limited Liability Company Act, the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law is hereinafter amended to authorize corporate action further eliminating or limiting the personal liability of managers, then the liability of each manager of the Company shall be eliminated or limited to the fullest extent permitted by the Texas Limited Liability Company Act, the Texas Business Corporation Act, the Texas Miscellaneous Corporation Laws Act, or other applicable law, as so amended from time to time.

C. Written Consent. Any action required by the Act or the Texas Business Corporation Act to be taken at any annual or special meeting of members, or any action which may be taken at any annual or special meeting of members, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of membership interests having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all membership interests entitled to vote on the action were present and voted. Prompt notice of taking of any action by the members without a meeting by less than unanimous written consent shall be given to those members who did not consent in writing to the action.

D. Regulations. The power to alter, amend, repeal or adopt the Regulations is hereby vested in the Board of Managers, subject to repeal or change by action of the members.

E. Non-Cumulative Voting. Managers are to be elected by plurality vote. Cumulative voting is not permitted.

8. Principal Place of Business; Registered Office and Agent. The street address of the Company’s principal place of business is 690 East Lamar Blvd., Suite 400, Arlington, Texas 76011. The name of the initial registered agent of the Company is R. Douglas Orr and the address of such initial registered agent is 690 East Lamar Blvd., Suite 400, Arlington, Texas 76011.

9. Initial Managers. The Company is to be managed by a board of managers consisting of one or more managers. The number of managers constituting the initial board of managers is two (2) and the names and addresses of the persons who will serve as managers until the first annual meeting of the members and until their successor has been elected and qualified are:

Name	Address
J. Alan Barron	690 East Lamar Blvd., Suite 400
Arlington, Texas 76011

R. Douglas Orr	690 East Lamar Blvd., Suite 400
Arlington, Texas 76011

10. Organizer. The name and address of the organizer is:

Name	Address
William D. Ratliff, III	201 Main Street, Suite 2200
Fort Worth, Texas 76102

This instrument is dated and signed by the undersigned on June 14th, 2005.

/s/ William D. Ratliff, III
William D. Ratliff, III

First Cash Financial Services, Inc.

590 East Lamar Blvd., Suite 400

Arlington, Texas 76011

June 14, 2005

Secretary of State of Texas

Corporation Division

P.O. Box 13697

Austin, Texas 78711

Re:	Use of Name “First Cash Credit Management, L.L.C.

Ladies and Gentlemen:

The undersigned does hereby consent to the use of the name “First Cash Credit Management, L.L.C.” by a Texas limited liability company to be organized.

Very truly yours,

FIRST CASH FINANCIAL SERVICES, INC.

By:	/s/ Rick L. Wessel
Rick L. Wessel, President

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